                              EXHIBIT (11)

                  STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                 NALCO CHEMICAL COMPANY AND SUBSIDIARIES



                                Three Months Ended  Nine Months Ended
(Amounts in thousands,               September 30       September 30
except per share data)              1994    1993      1994     1993

       Primary

        Average shares outstanding  68,346  68,945    68,624   69,211

  Net effect of dilutive stock options
   and shares contingently issuable -
   based on the treasury stock method
   using average market price          498     709       572       756

  TOTALS                            68,844  69,654    69,196    69,967

  Earnings before extraordinary loss and
  effect of accounting change       $7,427  $38,713  $74,360  $111,854

   Extraordinary loss from retirement of
   debt, net of taxes                   -       -       -      (10,600)

  Cumulative effect of change in accounting
   for postretirement benefits other than
   pensions, net of taxes               -       -       -      (56,462)

  Net earnings                       7,427    38,713   74,360   44,792

  Preferred stock dividends -
  net of taxes                      (2,743)   (2,729 ) (8,263)  (8,381)

  Net earnings to common
   shareholders                    $ 4,684   $35,984   $66,097  $36,411

  Per share amounts

  Earnings before extraordinary loss and
   effect of accounting change$        .07   $   .52  $    .96  $  1.48

  Extraordinary loss from retirement
   of debt, net of taxes                 -         -         -     (.15)

  Cumulative effect of change in accounting
   for postretirement benefits other than
   pensions, net of taxes                -         -         -     (.81)

  Net earnings to common
   shareholders                    $   .07   $   .52    $   .96 $   .52

    EXHIBIT (11)

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                     NALCO CHEMICAL COMPANY AND SUBSIDIARIES


                                 Three Months Ended Nine Months Ended
(Amounts in thousands,               September 30       September 30
except per share data)              1994    1993      1994     1993


                                        Fully diluted

  Average shares outstanding      68,346   68,945    68,624   69,211

  Average dilutive effect of
   assumed conversion of ESOP
   Convertible Preferred shares   8,118     8,182     8,135    8,198

  Additional shares assuming exercise
   of dilutive stock options and shares
   contingently issuable-based on the
   treasury stock method using the
   quarter-end market price, if higher
   than average market price        504       709       572      756

     TOTALS                      76,968    77,836    77,331   78,165

Earnings before extraordinary loss
and effect of accounting change $ 7,427   $38,713   $74,360 $111,854

  Extraordinary loss from retirement
   of debt, net of taxes             -         -          -  (10,600)

  Cumulative effect of change in
   accounting for postretirement benefits
   other than pensions, net of taxes  -         -         -  (56,462)

Net earnings                     7,427      38,713    74,360  44,792

Additional ESOP contribution resulting
from assumed conversion, net
of taxes                        (1,207)     (1,250)   (3,710)  (3,964)

Tax adjustment on assumed
   common dividends               (166)       (190)     (514)    (598)

Net earnings applicable to
   common shareholders         $ 6,054     $37,273    $70,136  $40,230

Per share amounts

Earnings before extraordinary loss
and effect of accounting
 change                        $   .08     $   .48    $   .91  $  1.37

Extraordinary loss from retirement
   of debt, net of taxes             -           -          -     (.14)

Cumulative effect of change in
   accounting for postretirement
   benefits other than pensions,
   net of taxes                      -            -         -     (.72)

Net earnings to common
 shareholders                  $   .08      $   .48    $   .91 $   .51